Response to Item 77I

Eaton Vance Arkansas Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Kentucky Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Missouri Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Oregon Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Tennessee Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.